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                                                                      Exhibit 99

                              BGF INDUSTRIES, INC.

                  Announces Appointment of New Chairman and CEO

         Greensboro, North Carolina, July 29, 2002/Businesswire/ -- BGF Industries, Inc. (BGF) has today announced that, effective immediately, Philippe Porcher has replaced Robert Porcher as BGF's Chairman of the Board and Chief Executive Officer. Philippe Porcher has served as Vice Chairman of BGF since April 1998 and is President of the Executive Board of Porcher Industries, which is BGF's ultimate parent company.

         Robert Porcher will continue to serve as Chairman of the Supervisory Board of Porcher Industries.

         As part of his new duties, Philippe Porcher will have primary responsibility for all U.S. operations of Porcher Industries, including Porcher's banking and advisory relationships with U.S.-based financial institutions.

         As previously disclosed, BGF has engaged Realization Services, Inc. as its financial advisor to explore strategic alternatives including, but not limited to, a restructuring of BGF's debt.

         Certain matters discussed in this press release, such as statements about our future operations and liquidity, may be forward-looking statements within the meaning of the federal securities laws. Although we believe that the expectations reflected in any such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be achieved. Factors that could cause actual results to differ materially from our current expectations include conditions in the electronics industry and the economy generally, the level of our indebtedness, our ability to obtain alternative financing on acceptable terms and the other risks detailed in the Company's SEC quarterly and annual reports and in our Registration Statement on Form S-4 (SEC File No. 333-72321).

         BGF, headquartered in Greensboro, NC, manufactures specialty woven and non-woven fabrics made from glass, carbon and aramid yarns for use in a variety of electronic, filtration, composite, insulation, construction, and commercial products.